Results of Special Meeting of Shareholders of Strong Conservative Portfolio

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Conservative Portfolio into the Wells Fargo Advantage Life Stage Conservative Portfolio.


           For                  Against               Abstain

      1,649,285.659           60,187.146             7,889.825

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


           For                  Against               Abstain

      1,717,362.630                -                     -


Results of Special Meeting of Shareholders of Strong Moderate Portfolio

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Moderage Portfolio into the Wells Fargo Advantage Life Stage Moderate Portfolio.


           For                  Against               Abstain

      3,943,960.266           606,318.971            7,544.319

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


           For                  Against               Abstain

      4,557,823.556                -                     -


Results of Special Meeting of Shareholders of Strong Aggressive Portfolio

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Aggressive Portfolio into the Wells Fargo Advantage Life Stage Aggressive Portfolio.


           For                  Against               Abstain

      2,369,845.483           70,758.496             23,131.427

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


           For                  Against               Abstain

      2,463,735.406                -                     -